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                                                                   EXHIBIT 6.(b)

SHORT CERTIFICATE

                               STATE OF NEW YORK

                              INSURANCE DEPARTMENT

                              SALVATORE R. CURIALE
                          SUPERINTENDENT OF INSURANCE

It is hereby certified that the annexed copy of Amended By-Laws of PRESIDENTIAL LIFE INSURANCE COMPANY, of Nyack, New York, as approved by this Department January 2, 1986, as amended to date,



has been compared with the original on file in this Department and that it is a correct transcript therefrom and of the whole of said original.

(SEAL)
                                     IN WITNESS WHEREOF, I have hereunto
                                     set my hand and affixed the
                                     official seal of this Department
                                     at the City of Albany, this
                                     20th day of May, 1994.

                                     [SIG]

                                     Deputy Superintendent of Insurance
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                                  EXHIBIT "A"
                                  -----------

                                    BY-LAWS
                                       OF
                      PRESIDENTIAL LIFE INSURANCE COMPANY

     Section 1. The annual meeting of the stockholders of the corporation shall be held at the principal office of the corporation in Nyack, Rockland County, New York, or at such other place within the State of New York as the Board of Directors may from time to time specify, on such business day in April or May of each year and at such hour as may be designated by the Board of Directors.

     Section 2. Special meetings of the stockholders may be held upon call of the Chairman of the Board, a majority of the number of directors in office, or of stockholders holding a majority of the outstanding shares of stock entitled to vote at such meeting.

     Section 3. Notice of the time and place of every meeting of stockholders shall be given in the manner provided by law.

     Section 4. The holders of a majority of the outstanding shares of stock of the corporation entitled to vote at any meeting of stockholders must be present in
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person or by proxy at such meeting to constitute a quorum less than such quorum, however, having power to adjourn any meeting from time to time without notice.

     The Board of Directors, may before any meeting of stockholders, appoint two inspectors of election to serve at such meeting. If the Board fails to make such appointment, or if their appointees or either of them fail to appear at such meeting, the chairman of the meeting may appoint inspectors or an inspector to act at such meeting.

     Section 5. Meetings shall be presided over by the Chairman of the Board or in his absence, the President, or in his absence, the Vice-President. The Secretary or an assistant Secretary of the corporation shall act as Secretary at such meeting, if present, and in the absence of all of them, the Chairman of the meeting may appoint a Secretary.

     Section 6. The stock of the corporation shall be transferable or assignable on the books of the corporation by the holders in person or by attorney on surrender of the certificates therefor duly endorsed. Certificates of stock shall be in such form and executed in such manner as may be prescribed by law and the Board of Directors.

     Section 7. The directors shall be elected at the annual meeting of stockholders or as soon thereafter as practicable by a plurality of the votes at such election



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and shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

     The number of directors of the Company shall not be less than thirteen nor more than nineteen. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been elected and qualified.

     If any vacancies shall occur in the Board of Directors, the remaining members of the Board at a meeting called for that purpose on such notice as is provided for in these By-Laws, or at any regular meeting, shall elect a director or directors to fill the vacancy or vacancies occasioned and each director so elected shall hold office until the next annual meeting of stockholders. Notice of any election of a director or directors under the provisions of this Section shall be given to the Superintendent of Insurance of the State of New York.

     At all times a majority of the directors shall be citizens and residents of New York or adjoining states and not less than three thereof shall be residents of New York. The directors need not be stockholders of the Company. Each director shall be at least twenty-one years of age.

     Not less than one-third of the directors shall be persons who are not officers or employees of the Company or any



                                       3.
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entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or of any such entity. At least one such person must be included in any quorum for the transaction of business at any meeting of the Board of Directors.

     Section 8. Meetings of the Board of Directors shall be held at the time fixed by the Board or upon call of the Chairman of the Board or a majority of the number of directors in office and may be held at any place within or without the state of New York. The Secretary or other officer performing his duties shall give reasonable notice (which need not in any event exceed two days) of all meetings of directors, provided that a meeting may be held without notice immediately after the annual election and notice need not be given of regular meetings held at the times fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice either before or after the meeting. A majority of the whole Board shall constitute a quorum and the act of such a majority of the whole Board at any meeting shall be the act of the Board. Less than such quorum shall have power to adjourn any meeting from time to time without notice.

     Section 9. The Board of Directors shall establish one or more committees comprised solely of directors who are not


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officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of the controlling interest on the voting stock of the Company or any such entity. Such committee or committees shall have responsibility for recommending the selection of independent certified public accountants, reviewing the Company's financial conditions, the scope and results of the independent audit and any internal audit, nominating candidates for director for election by shareholders or policy holders, and evaluating the performance of officers deemed to be principal officers of the Company and recommending to the Board of Directors the selection and compensation of such principal officers.

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate additional committees, each committee to consist of two or more directors of the Company which, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors and the management of the business and affairs of the corporation. Each such committee shall make its own rules of procedure and shall report its proceedings to the Board when required.

     Not less than one-third of the members of each such committee shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. At least one such person must be included in any quorum for the transaction of business of any such committee.


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                               REVISED SECTION 11
                       APPROVED BY THE BOARD OF DIRECTORS
                              ON FEBRUARY 23, 1994

Section 11. The Board of Directors, as soon as may be convenient after the election of directors in each year shall appoint a Chairman of the Board and also appoint a President and a Secretary and may from time to time, appoint an Executive Vice-President, one or more Vice-Presidents and such other officers as they may deem proper. Any two or more offices may be held by the same person, except the offices of President and Secretary.

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     Section 10.  The directors shall not receive any stated salary for their services as directors or as member of a committee of directors, but, by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting of the Board of Directors or at a meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as officer, agent or otherwise and receiving compensation therefor.

     The members of the Board may name as Directors Emeritus persons who formerly served as directors of the company. Directors Emeritus may attend and participate in meetings of the Board of Directors but shall have no vote. They shall receive such compensation as may be fixed by the Board of Directors.

     Section 11. The Board of Directors, as soon as may be convenient after the election of directors in each year-shall appoint one of their number, Chairman of the Board and also appoint a President and a Secretary and may from time to time, appoint an Executive Vice-President, one or more Vice-Presidents and such other officers as they may deem proper. The same person may be appointed to more than one office.

     Section 12. The term of office of all officers shall be until next election of directors and until their



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respective successors are chosen and qualify, but any officer may be removed from office at any time by the Board of Directors. Vacancies in the offices shall be filled by the Board of Directors.

     Section 13. The Chairman of the Board shall be the chief executive officer of the corporation, shall preside at all meetings of the Board of Directors, shall have general supervision of the affairs of the corporation, and shall report to and be responsible to the Board of Directors and the stockholders.

     The President of the Corporation shall be the chief operating officer of the corporation and subject to the direction and control of the Chairman of the Board shall supervise the activities of the departments, other officers, assistants and employees of the corporation.

     The other officers of the corporation shall have such powers and duties except as modified by the Board of Directors, as generally pertain to their offices respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

     Section 14. The company shall not pay any salary, compensation or emolument to any officer, trustee or director thereof, nor any salary, compensation or emolument amounting in any year to more than the maximum amount specified in Section 214 of the New York Insurance Law, unless such payment be first authorized by a vote of the Board of Directors.



                                       7.
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                               REVISED SECTION 15
                       APPROVED BY THE BOARD OF DIRECTORS
                              ON NOVEMBER 28, 1990

     Section 15. The corporation shall indemnify all directors and officers of the corporation as follows in accordance with the provisions of Section 722 of the Business Corporation Law:

     (a) The corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalents, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

     (c) The corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such portion of the settlement amount and expenses as the court deems proper.

     The corporation shall also indemnify the directors and officers of the corporation to the extent authorized in Sections 723, 724 and 725 of the Business Corporation Law of the State of New York.



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     Section 15.  So far as permitted by the laws of the State of New York, any person made a party to any action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the corporation or of any company which he served as such at the request of the company, shall be indemnified by the company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit, or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. If said action, suit or proceedings shall be settled with the approval of the Board of Directors and the Court, such director, officer or employee, upon application for payment of such indemnity shall be entitled to such indemnity in such amount that the Court shall approve as reasonable; provided, however, that in the judgment of the Board of Directors, said director, officer, or employee had not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding.
The foregoing right to indemnification shall be in addition to the other rights to which any such director, officer or employee may be entitled as a matter of law.

     Section 16. No director, officer, or responsible employee shall have a substantial or pecuniary interest, or




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hold an office or position in any other business entity which might result in a conflict of interest between such entity, the individual and this company without full timely disclosure thereof to the Board of Directors.

     Section 17. These By-Laws may, at any time, be added to, amended or repealed in whole or in part by the affirmative vote of a majority of the number of directors in office given at a duly convened meeting of the Board, the notice of which includes notice of such proposed action. No such notice need be given if all members of the Board of Directors are present at the meeting.

     All By-Laws, including any By-Laws made, amended or repealed by the directors, shall be subject to amendment, repeal or re-enactment by the stockholders entitled to vote at any annual meeting or at any such meeting called for that purpose.




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